Exhibit 19(b)

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the semi-annual report of the Nuveen Select Tax-Free Income Portfolio (the “Fund”) on Form N-CSR for the period ended September 30, 2024, as filed with the Securities and Exchange Commission (the “Report”), the undersigned officers of the Fund certify that, to the best of each such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: December 4, 2024	By:	/s/ David J. Lamb
David J. Lamb Chief Administrative Officer (principal executive officer)

Date: December 4, 2024	By:	/s/ Marc Cardella
Marc Cardella Vice President and Controller (principal financial officer)